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PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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GART SPORTS COMPANY
(Name of Registrant as Specified in its Charter)
Nesa E. Hassanein Gart Sports Company 1050 West Hampden Avenue Englewood, Colorado 80110
(Name of Person(s) Filing Proxy Statement)

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GART SPORTS COMPANY
1050 West Hampden Avenue
Englewood, Colorado 80110

May 7, 2002

Dear Fellow Stockholders:

        You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Gart Sports Company ("Gart" or the "Company"), to be held at 9:00 a.m. on Friday, June 7, 2002 at the executive offices of the Company, located at 1050 West Hampden Avenue, Englewood, Colorado.

        The 2002 Annual Meeting will be devoted to: (1) the election of Directors of the Company who will hold office until the next Annual Meeting, (2) to approve an amendment to Gart's 1994 Management Equity Plan to increase the maximum number of shares of Gart common stock that may be issued under the plan, (3) the ratification of the selection of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending February 1, 2003, and (4) such other matters that may properly come before the meeting or any adjournment thereof.

        Your vote is important! Be sure that your shares are represented and voted at the Annual Meeting, whether or not you plan to attend in person. If your Gart Sports shares are registered in your name, you may vote your shares by completing, signing and mailing your proxy card in the enclosed postage paid envelope. If your shares are held in the name of your broker, bank or other record holder, the record holder will instruct you how to vote those shares.

        The Company's 2001 Annual Report on Form 10-K, which is being sent to you along with the accompanying Proxy Statement, contains information about the Company and its financial performance.

        Directors and officers of the Company will be present to help host the Annual Meeting and to respond to any questions you may have. By attending the Annual Meeting, you will have the opportunity to hear the plans for our Company's future and to meet our officers.

Kind Regards,

John Douglas Morton President, Chief Executive Officer and Chairman of the Board

GART SPORTS COMPANY
1050 West Hampden Avenue
Englewood, Colorado 80110

NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS

        The 2002 Annual Meeting of Stockholders of Gart Sports Company, a Delaware corporation (the "Company"), will be held at the executive offices of the Company, located at 1050 West Hampden Avenue, Englewood, Colorado at 9:00 a.m., local time, on Friday, June 7, 2002, for the following purposes:

  1.
  To elect eight Directors of the Company to the Board of Directors to serve until the next Annual Meeting of Stockholders;

  2.
  To approve an amendment to Gart's 1994 Management Equity Plan to increase the maximum number of shares of Gart common stock that may be issued under the plan;

  3.
  To ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ended February 1, 2003; and

  4.
  To transact any other business that properly comes before the meeting or any adjournment thereof.

        Stockholders of record of the Company's Common Stock, $.01 par value, at the close of business on May 2, 2002, are entitled to notice of and to vote at the meeting or any adjournment thereof. A list of stockholders entitled to vote at the meeting will be available for inspection at the office of the Secretary of the Company, 1050 West Hampden Avenue, Englewood, Colorado for at least ten days prior to the meeting and will also be available for inspection at the meeting.

        You are cordially invited to attend the Annual Meeting in person. All stockholders, whether or not they plan to attend the Annual Meeting, are requested to complete, date and sign the enclosed proxy card and return it promptly in the envelope provided for that purpose. If you are present in person at the Annual Meeting, you may revoke your proxy and vote in person as set forth in the Proxy Statement.

By Order of the Board of Directors,

Nesa E. Hassanein Secretary

Englewood, Colorado
May 7, 2002

GART SPORTS COMPANY
1050 West Hampden Avenue
Englewood, Colorado 80110

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
June 7, 2002

INTRODUCTION

        This proxy statement is furnished to stockholders of Gart Sports Company in connection with the solicitation of proxies by the Board of Directors for the 2002 Annual Meeting. Proxy materials, including this proxy statement and a proxy card, are being mailed to stockholders on or about May 10, 2002. All costs incurred in connection with this proxy solicitation will be borne by the Company.

Information about Voting

        Record Date. The record date for the 2002 Annual Meeting to be held on June 7, 2002 is May 2, 2002 (the "Record Date"). As of the Record Date, 11,028,721 shares of Common Stock, par value $.01 per share, of Gart Sports Company (the "Common Stock") were outstanding, each of which is entitled to one vote on each matter to be voted upon at the Annual Meeting. Only stockholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

        Quorum. The presence at the Annual Meeting, in person or by proxy, of stockholders holding a majority of the shares outstanding as of the Record Date will constitute a quorum.

        Proxy Voting. If you mark your voting instructions on your proxy card and sign and return it, the proxies, who are identified on the proxy card, will vote your shares as you instruct. If you sign and return your proxy card, but do not specify how your shares are to be voted, the proxies will vote your shares FOR the election of the eight Director nominees, FOR the amendment to Gart's 1994 Management Equity Plan, and FOR the ratification of the selection of the independent auditors.

        Other than the election of Directors, the amendment to the 1994 Management Equity Plan and the ratification of the appointment of the independent auditors, the Board of Directors does not know of any other matter that may be presented at the meeting. By signing and returning your proxy card, you authorize the proxies to exercise their discretion in voting on any other matter that may be presented for a vote.

        As of the record date, Green Equity Investors, L.P. ("GEI") owns approximately 42.7% of the outstanding Common Stock. GEI has indicated its intention to vote its shares FOR the election of the eight Director nominees and all other proposals contained in the Proxy Statement.

        You may revoke your proxy at any time before it is voted by delivering to the secretary of Gart Sports Company, 1050 West Hampden Avenue, Englewood, Colorado 80110 a written revocation notice, by submitting a subsequent valid proxy card or by voting in person at the Annual Meeting. Any notice of revocation sent to Gart must include the stockholder's name.

        Votes Required to Elect the Directors or Approve a Proposal. The eight persons who receive the highest number of votes will be elected to the Board of Directors of Gart. Any other matter properly presented for a vote at the Annual Meeting will be approved if the number of shares voted in favor exceeds the number of shares voted in opposition.

        Abstentions and broker non-votes are each included in the determination of the number of shares present and voting. Abstentions and broker non-votes are tabulated separately. Abstentions are counted in tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted as votes cast for or against a particular proposal and therefore will have no effect in determining the outcome of the vote on a particular matter.

Annual Report

        The Company's 2001 Annual Report on Form 10-K is enclosed with these proxy materials.

ELECTION OF DIRECTORS

        The Board of Directors has nominated for re-election the following directors: John Douglas Morton, Jonathan D. Sokoloff, Jonathan A. Seiffer, Gordon D. Barker, Peter R. Formanek, Larry D. Strutton, Alvin N. Lubetkin, and Marilyn Oshman. The entire Board of Directors is elected to serve until the next Annual Meeting of the Stockholders and until their successors have been elected and qualified.

        If any candidate nominated in this Proxy Statement should for any reason become unavailable for election, proxies may be voted with discretionary authority for any substitute designated by the Board of Directors. Stockholders are not allowed to cumulate their votes in the election of Directors.

Nominees

        The names of the nominees and related information as of May 7, 2002 are set forth below.

        The Company's board of directors recommends that you vote "FOR" the election of the nominees listed below.

Name	Age	Position
John Douglas Morton	51	President, Chairman of the Board and Chief Executive Officer
Jonathan D. Sokoloff	44	Director
Jonathan A. Seiffer	30	Director
Gordon D. Barker	56	Director
Peter R. Formanek	58	Director
Larry D. Strutton	61	Director
Alvin N. Lubetkin	68	Director
Marilyn Oshman	62	Director

        John Douglas Morton. Mr. Morton became our president, chairman of the board and chief executive officer in May 1995. Mr. Morton joined us in 1986 as division manager of our Utah region. In 1988, he was promoted to division vice president of the Utah region, and, in 1990, he was promoted to vice president of operations. In 1994, Mr. Morton was promoted to executive vice president with responsibility for stores, distribution and marketing. Prior to joining us, he served in various positions with Wolfe's Sporting Goods, a seven-store sporting goods retailer, from 1972 to 1980, including merchandise manager—ski, camping, golf and tennis, store manager, and operations manager. From 1980 until joining us, he served as a district manager for Malone and Hyde's sporting goods division, a 40-store retail sporting goods retailer. Mr. Morton has worked for over 30 years in the sporting goods retail industry.

        Jonathan D. Sokoloff. Mr. Sokoloff became one of our directors in April 1993. Mr. Sokoloff has been a partner of Leonard Green & Associates, L.P., a merchant banking firm and the general partner of Green Equity Investors, L.P., the holder of approximately 42.7% of our outstanding common stock, since 1990, and was employed at Drexel Burnham Lambert Incorporated from 1985 through 1990, most recently as a managing director. He has been an executive officer and equity owner of Leonard Green & Partners, L.P., a merchant banking firm affiliated with Leonard Green & Associates, L.P., since its formation in 1994, and is also a director of Twinlab Corporation, Rite Aid Corporation, Diamond Triumph Auto Glass, Inc., Dollar Financial Group, Inc., and several private companies.

        Jonathan A. Seiffer. Mr. Seiffer became one of our directors in December 1998. Since January 1999, Mr. Seiffer has been a partner of Leonard Green & Partners, L.P. From December 1997 to January 1999, Mr. Seiffer was a vice president of Leonard Green & Partners, L.P. From October 1994 until December 1997, Mr. Seiffer was an associate at Leonard Green & Partners, L.P. Prior to October 1994, Mr. Seiffer was a member of the corporate finance department of Donaldson, Lufkin & Jenrette Securities Corporation. He is also a director of Diamond Triumph Auto Glass, Inc., Dollar Financial Group, Inc., Liberty Group Publishing, Inc., and several private companies.

        Gordon D. Barker. Mr. Barker became one of our directors in April 1998. Mr. Barker was the chief executive officer and a director of Thrifty Payless Holdings, Inc., a subsidiary of RiteAid Corporation, from 1996 until its acquisition by RiteAid Corporation in 1997. He previously served in various capacities at Thrifty Payless since 1968, including as chief operating officer from 1994 to 1996 and as president from 1994 to 1997. Mr. Barker is also a director of United Natural Foods, a distributor of natural food products. Mr. Barker currently serves as chief executive officer of Snyder Drug Stores/Drug Emporium, a mid-western chain of approximately 240 corporate and affiliate drug stores.

        Peter R. Formanek. Mr. Formanek became one of our directors in April 1998. Mr. Formanek was co-founder of AutoZone Inc., a retailer of aftermarket automotive parts, and served as president and chief operating officer of AutoZone, Inc. from 1986 until his retirement in 1994. He currently is a director of The Perrigo Company, a manufacturer of store brand over-the-counter drug products and vitamins, and Borders Group, Inc., the second largest operator of book superstores and the largest operator of mall-based bookstores in the United States.

        Larry D. Strutton. Mr. Strutton became one of our directors in June 2001. Mr. Strutton served as publisher and chief executive officer of the Denver Rocky Mountain News from August 1990 until his retirement in January 2001. Prior to that, Mr. Strutton was president of the Baltimore Sun from April 1989 to August 1990. Mr. Strutton was executive vice president of the Los Angeles Times from January 1986 to 1989, and he was vice president for operations of the Los Angeles Times from November 1983 to January 1986. Mr. Strutton is also currently a director of Ultimate Electronics, Inc.

        Alvin N. Lubetkin. Mr. Lubetkin became one of our directors in June 2001, when we acquired Oshman's. Mr. Lubetkin served as a director of Oshman's from 1962 until the recent acquisition and was the chief executive officer of Oshman's from 1970 to 2001. He also served at various intervals as president of Oshman's. In these roles, Mr. Lubetkin had overall responsibility for the operations of Oshman's.

        Marilyn Oshman. Ms. Oshman became one of our directors in June 2001, when we acquired Oshman's. Ms. Oshman served as a director of Oshman's from 1970 until the recent acquisition and was the chairman of the board of Oshman's since 1993.

INFORMATION ABOUT THE BOARD OF DIRECTORS
MEETINGS AND COMMITTEES

Committees and Meetings of the Board of Directors

        Gart's Board of Directors has an Audit Committee and a Compensation Committee, which are described below, but does not currently have a Nominating Committee. During Gart's 2001 fiscal year, the Board of Directors held five meetings and took action by unanimous written consent on two occasions, the Audit Committee held five meetings, and the Compensation Committee held three meetings and took action by unanimous written consent on one occasion. During Gart's 2001 fiscal year, each of the Company's Directors attended at least 75% of the aggregate of: (1) the total number of meetings of the Board of Directors (held during the period in which the Director served as a Director of Gart) and (2) the total number of meetings held by all committees of the Board of Directors on which the Director served (during the periods in which the Director served on the committees).

Audit Committee

        As of the date of this proxy statement, the members of the Audit Committee are Gordon D. Barker (chairman), Larry D. Strutton and Jonathan A. Seiffer. Mr. Barker and Mr. Strutton are "independent" as that term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. However, Mr. Seiffer may not be considered "independent," as a result of the fact that he may be deemed to be an affiliate of Green Equity Investors, L.P., Gart's principal stockholder. Notwithstanding Mr. Seiffer's lack of independence, Gart's Board of Directors has resolved that Mr. Seiffer's presence on the Audit Committee is beneficial to Gart and has identified special circumstances as the basis for its determination. Mr. Seiffer, who is a partner of a merchant banking firm, has extensive experience with respect to sophisticated financial matters. In addition, Mr. Seiffer has developed a thorough understanding of the Company's financial accounting as a result of his several years of service as a Director of Gart, and has additional experience with other companies in the retail sporting goods industry. The Audit Committee operates pursuant to a written charter, a copy of which was filed with Gart's 2001 joint proxy statement-prospectus. The functions of the Audit Committee are:

  •
  to review Gart's audited annual financial statements prior to their filing or distribution, which review includes discussions with Gart's management and Gart's accounting firm of accounting principles, practices and judgments as well as the adequacy of internal controls that could affect Gart's financial statements;

  •
  to discuss with Gart's accounting firm any significant changes to Gart's accounting principles;

  •
  to recommend annually to Gart's Board of Directors the appointment of Gart's accounting firm;

  •
  to review the independence and performance of Gart's accounting firm and to review and approve the fees and other significant compensation to be paid to Gart's accounting firm;

  •
  to review Gart's existing major accounting and financial policies; and

  •
  to consider, in consultation with management and with Gart's accounting firm, the integrity of Gart's financial reporting processes and controls.

Compensation Committee

        As of the date of this proxy statement, the members of the Compensation Committee are Jonathan D. Sokoloff (chairman), Peter R. Formanek and Larry D. Strutton. The functions of the Compensation Committee are:

  •
  to establish the compensation of Gart's executive officers and to actively review the salaries, bonuses and other forms of compensation for other officers and key employees of Gart; and

  •
  to administer and interpret Gart's stock option plans, which includes exercising its authority in determining which persons will be granted options and the terms and conditions of the stock options granted.

Compensation of Directors

        Directors who are employees or consultants of the Company receive no separate compensation for serving as Directors. Mr. Sokoloff and Mr. Seiffer, who are non-employee Directors, also do not receive any compensation for serving as Directors. All Directors are reimbursed for the expenses they incur in attending meetings.

        The Company's Board of Directors has approved the following compensation for non-employee Directors of Gart Sports:

  •
  the grant of options to purchase 10,000 shares of Gart common stock upon joining the Board of Directors;

  •
  $25,000 per year, payable annually either in cash or restricted shares, at the election of the Director (restricted shares are valued as of the date of the stockholders' meeting electing the Board of Directors);

  •
  $1,500, payable in cash, for attendance at each meeting of the Board of Directors;

  •
  $1,500, payable in cash, for attendance at each meeting of a committee of the Board of Directors;

  •
  $5,000 per year, payable in cash, for the chairperson of the Audit Committee; and

  •
  the grant of 5,000 options to purchase shares of Gart common stock, granted annually.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

        During the Company's 2001 fiscal year, Mr. Sokoloff, a non-employee Director, was a member of the Compensation Committee. Mr. Sokoloff is a partner of Leonard Green & Associates, L.P., an affiliate of Leonard Green & Partners, L.P., which provides management, consulting and financial planning services to the Company. See "Certain Relationships and Related Transactions" for a description of this arrangement and other relationships between Gart and entities controlled by Mr. Sokoloff.

EXECUTIVE OFFICERS

        The following table sets forth certain information with respect to the executive officers of the Company. Each such executive officer serves at the pleasure of the Company's Board of Directors.

Name	Age	Position
John Douglas Morton	51	President, Chief Executive Officer and Chairman of the Board
Thomas T. Hendrickson	47	Executive Vice President, Chief Financial Officer and Treasurer
Greg A. Waters	41	Executive Vice President—Store Operations
Arthur S. Hagan	63	Senior Vice President—Merchandising
James M. Van Alstyne	41	Senior Vice President—Merchandising
June J. Shirai	51	Senior Vice President—Chief Information Officer
Nesa E. Hassanein	49	Senior Vice President—General Counsel and Secretary
Anthony Forde	46	Senior Vice President—Merchandise Allocation and Marketing

        John Douglas Morton. See "—Nominees" for information concerning Mr. Morton.

        Thomas T. Hendrickson. Mr. Hendrickson became our executive vice president, chief financial officer and treasurer in January 1998. Mr. Hendrickson previously served as the executive vice president and chief financial officer of Sportmart, which position he held since September 1996. He joined Sportmart in January 1993 as vice president—financial operations. In March 1993, he was named chief financial officer of Sportmart, and, in March 1995, he was named senior vice president and chief financial officer of Sportmart. From 1987 until joining Sportmart, Mr. Hendrickson was employed as the vice president and controller of Millers Outpost Stores. Mr. Hendrickson is a certified public accountant and has over 20 years of business experience.

        Greg A. Waters. Mr. Waters became our executive vice president—store operations in June 2001. He joined us in April 1998 as senior vice president—store operations. Prior to joining us, Mr. Waters served as the western regional vice president for The Sports Authority since 1994 and as a district manager for The Sports Authority since 1991. Mr. Waters was employed by Herman's World of Sporting Goods from 1983 until 1991, most recently as a district manager.

        Arthur S. Hagan. Mr. Hagan became our senior vice president—merchandising in January 1998. Mr. Hagan joined us in 1988 as division merchandise manager for golf, tennis, ski clothing/equipment and garden furniture. He was promoted to vice president store operations in 1995 and to senior vice president—store operations in May 1997. He was president and owner of Hagan Sports Ltd., a six-store sporting goods retailer acquired by the Company in 1987, and president and chief executive officer of Aspen Leaf of Colorado, Inc., a 12-store ski equipment and apparel retailer. Mr. Hagan has over 30 years retailing experience.

        James M. Van Alstyne. Mr. Van Alstyne became our senior vice president—merchandising in April 2000. Mr. Van Alstyne joined us in 1986 as a buyer and held that position until 1993. Mr. Van Alstyne returned to us in 1998 as vice president merchandising—hardlines and held that position until April 2000. Prior to rejoining us, Mr. Van Alstyne served as western regional sales manager, national sales manager and then vice president of sales for the United States, Latin America and Australia for Easton Sports, Inc. from 1993 to 1998.

        June J. Shirai. Ms. Shirai joined us in January 2002 as our senior vice president—chief information officer. Prior to joining us, Ms. Shirai was executive vice president at LakeWest Group, a retail consulting firm, from 1995 to 2002. Prior to joining LakeWest Group, Ms. Shirai was senior vice president for National Vision Associates, an optical retailer, from 1991 to 1995. Prior to joining National Vision Associates, Ms. Shirai was chief information officer for Checker Schucks Kragen, an automotive aftermarket retailer, and Pace Membership Warehouse. Ms. Shirai has over 30 years retailing experience.

        Nesa E. Hassanein. Ms. Hassanein became our senior vice president, general counsel and secretary in June 2000. Ms. Hassanein joined us in July 1998 as vice president and corporate counsel. Prior to joining us, Ms. Hassanein served as senior vice president and general counsel for Atlas Air Inc. during 1997. Ms. Hassanein previously served as a partner with Morrison & Foerster, LLP from 1995 to 1997, as a shareholder with Brownstein Hyatt Farber & Strickland, PC from 1992 to 1995, and as an associate with Skadden, Arps, Slate, Meagher & Flom from 1982 to 1991.

        Anthony Forde. Mr. Forde became our senior vice president—merchandise allocations and marketing in June 2000. He joined us in January 1998 as vice president—merchandise allocations. Prior to joining us, Mr. Forde was vice president—merchandising allocations for Thrifty Payless. Since 1980, he served as store manager, district manager, category manager and visual director for Phar Mor and Giant Eagle. Mr. Forde has over 25 years of retail experience.

COMPENSATION OF EXECUTIVE OFFICERS

        The following table sets forth information regarding the annual and long-term compensation paid to the chief executive officer and the four other most highly compensated executive officers of the Company receiving a total annual salary and bonus of $100,000 or more.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position (a)	Fiscal Year (b)	Salary ($) (c)	Bonus ($) (d)	Other Annual Compensation ($) (e)		Restricted Stock Award(s) ($)(6)(7) (f)		Securities Underlying Options (#) (g)	All Other Compensation ($) (h)
John Douglas Morton Chairman, President and Chief Executive Officer	2001 2000 1999	479,806 418,268 407,492	286,344 578,256 214,038	— — —		225,000 299,250 828,125	(1) (2) (3)	28,000 60,000 25,000	2,587 3,150 3,000	(5) (5) (5)
Thomas T. Hendrickson Executive Vice President, Chief Financial Officer and Treasurer	2001 2000 1999	300,576 272,038 246,461	153,638 322,365 118,800	— — 71,260	(4)	112,500 117,905 409,094	(1) (2) (3)	16,000 45,000 10,000	1,800 — —	(5)
Greg A. Waters Executive Vice President—Store Operations	2001 2000 1999	243,267 220,961 190,480	124,313 218,199 75,750	— — —		61,875 52,500 165,625	(1) (2) (3)	8,000 30,000 8,000	— — —
Arthur S. Hagan Senior Vice President—Merchandising	2001 2000 1999	237,691 203,268 174,422	102,000 200,727 69,375	— — —		61,875 31,500 139,125	(1) (2) (3)	8,000 15,000 2,000	346 1,426 1,200	(5) (5) (5)
Nesa E. Hassanein Senior Vice President—General Counsel	2001 2000 1999	203,269 178,267 175,384	86,594 189,450 48,923	— — —		61,875 39,375 49,688	(1) (2) (3)	8,000 25,000 5,000	— — —

(1)
Represents the market value of restricted shares granted during the Company's 2001 fiscal year based on the closing sales price of $11.25 per share on September 25, 2001, the date of grant. These shares vest 20% per year through September 25, 2006, subject to the named executive officer's continued employment by the Company.

(2)
Represents the market value of restricted shares granted during the Company's 2000 fiscal year based on the closing sales price of $5.25 per share on June 27, 2000, the date of grant. These shares become 100% vested on June 27, 2005, subject to the named executive officer's continued employment by the Company.

(3)
Represents the market value of restricted shares granted during the Company's 1999 fiscal year based on the closing sales price of $6.625 per share on March 16, 1999, the date of grant. These shares become 100% vested on March 16, 2004, subject to the named executive officer's continued employment by the Company.

(4)
Represents reimbursement of relocation expenses.

(5)
Represents contributions made by the Company on behalf of the named executives to its 401(k) Savings Plan.

(6)
Dividends, if declared, are paid on those restricted shares that are vested.

(7)
As of the end of fiscal year 2001, the named executives held an aggregate of 389,708 shares of restricted stock with an aggregate market value of $8.9 million as of February 2, 2002.

Option Grants in the Last Fiscal Year

        The following table sets forth information with respect to the options granted by the Company during the 2001 fiscal year to the named executive officers:

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
	Number of Securities Underlying Options Granted (#) (b) (1)	Percent of Total Options Granted to Employees in Fiscal Year (c)
			Exercise Price ($/Sh) (d)
Name (a)				Expiration Date (e)	5% ($) (f)	10% ($) (g)
John Douglas Morton	28,000	8.0%	$13.970	8/9/2011	$245,998	$623,408
Thomas T. Hendrickson	16,000	4.6%	$13.970	8/9/2011	$140,571	$356,233
Greg A. Waters	8,000	2.3%	$13.970	8/9/2011	$70,285	$178,117
Arthur S. Hagan	8,000	2.3%	$13.970	8/9/2011	$70,285	$178,117
Nesa E. Hassanein	8,000	2.3%	$13.970	8/9/2011	$70,285	$178,117

(1)
These options were granted under the Company's 1994 Management Equity Plan, have a ten year term and vest 20% per year over five years from the date of grant.

(2)
Based upon the aggregate market price of the Common Stock on the date of grant and assumed appreciation over the term of the options at the respective annual rates of stock appreciation shown. Potential gains are net of the exercise price but before taxes associated with the exercise. The 5% and 10% assumed annual rates of compounded stock appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future price of the Common Stock. Actual gains, if any, on stock option exercises are dependent on the future financial performance of the Company and overall market conditions. The actual value realized may be greater or less than the potential realizable value set forth in the table.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table sets forth certain information regarding the options exercised by the named executives during the last fiscal year and the number and value of unexercised options held by the named executives at February 2, 2002:

Name (a)	Shares Acquired on Exercise (#) (b)	Value Realized ($)(1) (c)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#) Exercisable/Unexercisable (d)		Values of Unexercised In-the-Money Options at Fiscal Year-End ($) Exercisable/Unexercisable (2) (e)
John Douglas Morton	32,000	$551,949	206,400	124,600	$2,862,778	$1,562,080
Thomas T. Hendrickson	19,600	$246,311	38,316	78,000	$414,465	$1,055,230
Greg A. Waters	26,000	$275,540	7,200	52,800	$106,600	$716,600
Arthur S. Hagan	—	—	45,400	23,600	$710,990	$311,590
Nesa E. Hassanein	11,000	$152,500	2,000	35,000	$32,250	$508,615

(1)
Represents the market value, as of the exercise date, of the shares of Common Stock acquired on exercise of options, less the aggregate option exercise price.

(2)
Represents the value of the shares of Common Stock subject to outstanding options, based on the market value of $22.75 per share at February 2, 2002, less the aggregate option exercise price.

REPORT OF THE COMPENSATION COMMITTEE

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee and the Performance Graph set forth on page 14 shall not be incorporated by reference into any such filings.

        The Compensation Committee of the Board of Directors, composed of outside directors of the Board of Directors of the Company, reviews the performance of the Company's executive officers, determines the compensation of the Company's executive officers and is active in reviewing salaries, bonuses and other forms of compensation for other officers and key employees of the Company. The Compensation Committee is empowered by Gart's Board of Directors to award stock options, grants of restricted shares of Gart common stock or permitted purchases of Gart common stock to key employees of the Company.

        The Compensation Committee has access to independent compensation data and is authorized, if determined appropriate in any particular case, to engage outside compensation consultants.

        The objectives of the Compensation Committee are to support the achievement of desired standards of performance by Gart, to provide compensation and benefits that will attract and retain superior talent and reward performance and to cause some portion of compensation to be based on the Company's performance.

        The executive compensation program generally is composed of base salary, bonuses based upon the Company's achievement of a target level of pre-tax earnings and long-term incentives in the form of stock options, restricted stock grants and permitted stock purchases.

  Base Salaries

        Base salaries for the Company's executive officers are competitively set relative to salaries of officers of other companies that are comparable to the Company in business and size. In each instance, base salary takes into account individual experience and performance specific to the Company. The Compensation Committee generally attempts to provide compensation approximating the median of comparable companies. Except for increases associated with performance, promotions or increased responsibility, increases in base salaries for executive officers of the Company from year to year are limited to adjustments to reflect increases in the rate of inflation.

        The Compensation Committee is aware that the Internal Revenue Code treats certain elements of executive compensation in excess of $1 million a year as an expense not deductible by the Company for federal income tax purposes. For the fiscal year ended February 2, 2002, no executive officer's compensation exceeded the cap on deductibility. To the extent compensation to an executive officer exceeds the cap in the future, the Compensation Committee will consider the facts and circumstances at that time to reach a determination regarding the impact of the cap on such compensation.

  Bonus Plan

        Bonuses for executive officers and certain other officers and members of the Company's target bonus management team are paid pursuant to the Company's Bonus Plan. The purpose of the Bonus Plan is to provide an incentive for executives and other key employees of the Company and to reward them in relation to the degree to which specified earnings goals are achieved. Under the Bonus Plan, eligible employees are awarded cash bonuses based upon the extent to which the Company achieves a target level of pre-tax earnings (the "Target Pre-Tax Earnings") established each year by the Compensation Committee. The amount of each individual's cash bonus, as determined by the Compensation Committee, is a percentage of salary ranging from a maximum of 70% (for the Chief Executive Officer) to 10% depending on position, if the Company achieves 100% of Target Pre-Tax

Earnings. Bonuses also can be increased or decreased, at the discretion of the Compensation Committee, if the Target Pre-Tax Earnings is exceeded or not achieved. The Company achieved 97.0% of the Target Pre-Tax Earnings for the 2001 fiscal year and bonuses were awarded based on the percentage of the Target Pre-Tax Earnings that the Company achieved. The Company's Board of Directors may choose to continue, amend or terminate the Bonus Plan in future years. The Compensation Committee has approved a bonus plan for the 2002 fiscal year.

  1994 Management Equity Plan

        The Compensation Committee administers the Company's 1994 Management Equity Plan, as amended. Under the terms of the 1994 Management Equity Plan, the Compensation Committee may award key employees (including officers and directors who are employees) of the Company or its subsidiaries (1) grants of the Company's common stock ("Grant Shares"), (2) permitted purchases of Gart common stock ("Purchased Shares") or (3) options to purchase shares of Gart common stock, or any combination of the foregoing as determined by the Compensation Committee. 2,500,000 shares of Gart common stock have been reserved for issuance pursuant to awards that may be granted under the 1994 Management Equity Plan. Gart's Board of Directors has approved an amendment to the 1994 Management Equity Plan, which is subject to the approval of Gart stockholders, that would increase the number of shares of Gart common stock that are reserved for issuance by 500,000 shares.

        The Compensation Committee believes that employee equity ownership provides significant additional motivation to maximize value for the Company's stockholders. Therefore, the Compensation Committee periodically grants stock options to the Company's employees, including executive officers. Stock options are granted typically at the prevailing market price and, therefore, will only have value if Gart common stock increases over the exercise price. The Compensation Committee believes that the grant of stock options provides a long-term incentive to employees to contribute to the growth of the Company and establishes a direct link between compensation and stockholder return, measured by the same index used by stockholders to measure the Company's performance. The terms of the stock options granted by the Company, including number of shares, vesting, exercisability and stock option term, are determined by the Compensation Committee, based upon the position and responsibilities of the applicable employee, the historical and expected contributions of the applicable employee, previous option grants to the applicable employee and a review of competitive equity compensation for executive officers of similar rank in companies that are comparable to the Company's industry and size.

        In the case of stock options, the Compensation Committee has the authority to determine whether such stock options shall be intended as "incentive stock options" or "non-incentive" or "nonqualified" stock options under Section 422 of the Internal Revenue Code. No more than an aggregate of 600,000 shares of Gart common stock may be issuable upon the exercise of outstanding incentive stock options at any time. Stock options may be transferred by an optionee during his or her lifetime only to the extent permitted by the Compensation Committee.

  Compensation of Chief Executive Officer

        The compensation package of John Douglas Morton, the Company's president and chief executive officer, was determined in accordance with the principles described above. In 2001, Mr. Morton received a base salary of $479,806 and a bonus of $286,344. The Compensation Committee also approved grants of 28,000 stock options and 20,000 shares of restricted stock to Mr. Morton in 2001. In addition, Mr. Morton received certain other customary perquisites and benefits in 2001. The Compensation Committee approved Mr. Morton's total compensation based on the following factors, which are listed in the order of importance to the Compensation Committee: (1) improvement in the financial performance of the Company and (2) the Company's comparative performance with other companies in its industry.

  COMPENSATION COMMITTEE MEMBERS
  Jonathan D. Sokoloff
  Peter R. Formanek
  Larry D. Strutton

Compensation and Severance Agreements and Plans

  Change in Control Severance Agreements

        The Company is party to a change in control severance agreement with most of its officers, including Mr. Morton and each of the other executive officers named in the Summary Compensation Table.

        The severance agreements provide that an officer is entitled to a severance payment if a transaction resulting in a change in control occurs and, within one year from the date of the transaction, either the officer's employment is terminated, other than for cause, or the officer resigns for "good reason" (as defined in the severance agreements). The severance payments consist of: (1) payment, in one lump sum, of an amount equal to the officer's base salary for a specified severance period (three years for the the Company's president, two years for executive vice presidents, one and one-half years for senior vice presidents, and one year for vice presidents), (2) payment of the "on plan" bonus amount for the fiscal year in which termination of employment occurs (3) medical, dental, life and other insurance benefits for the applicable severance period and (4) any automobile provided by the Company to the officer. After a transaction resulting in a change in control occurs, an officer of the Company may resign for "good reason" and receive his or her severance payment if the officer's base salary or bonus is reduced, the officer's responsibilities and position are reduced, or the employee is required to work at a location more than 30 miles from the Company's current executive offices.

        In connection with entering into the severance agreements, the Company agreed to accelerate the vesting of stock options or restricted shares granted to officers, if the officer becomes entitled to receive a severance payment under his or her severance agreement. The officer would then have one year in which to exercise the stock options. After one year, the stock options would terminate.

  Employee Benefit Plan

        The Company maintains a defined contribution profit sharing plan that includes a 401(k) plan feature for all eligible employees. The defined contribution profit sharing plan allows eligible employees to make tax deferred contributions and provides for discretionary matching contributions by the Company as determined by Gart's Board of Directors. In the 2001 fiscal year, the Company's matching contributions were in the amount of approximately $320,000.

  Deferred Compensation Plan

        During the 1999 fiscal year, the Company began a nonqualified deferred compensation plan for some members of management. Eligible employees may contribute a portion of their base salary or bonuses to the plan annually. The nonqualified deferred compensation plan provides for additional matching contributions by the Company, with limitations similar to those under the Company's 401(k) plan, as well as discretionary contributions, in an amount determined by the Company before the end of each plan year. The Company made no matching contributions to the deferred compensation plan during the 2001 fiscal year.

Report of the Audit Committee of the Company's Board of Directors

        The Audit Committee has reviewed and discussed Gart's consolidated financial statements with management. The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380). The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and has discussed with Deloitte & Touche LLP that firm's independence.

        Based upon the Audit Committee's review and discussions referred to above, the Audit Committee recommended that Gart's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended February 2, 2002 for filing with the Securities and Exchange Commission.

  Audit Committee Members:

  Gordon D. Barker
  Jonathan A. Seiffer
  Larry D. Strutton

Gart's Relationship with Independent Public Accountants

Audit Fees

        The aggregate fees billed to the Company by Deloitte & Touche LLP for professional services rendered for the audit of the Company's consolidated financial statements for the fiscal year ended February 2, 2002 and the reviews of the Company's consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended May 5, 2001, August 4, 2001, and November 3, 2001 were $223,250.

Financial Information Systems Design and Implementation

        The aggregate fees billed to the Company by Deloitte & Touche LLP for financial information systems design and implementation for the fiscal year ended February 2, 2002 were $120,520.

All Other Fees

        The aggregate fees billed to the Company by Deloitte & Touche LLP for services rendered, other than the services covered above under "Audit Fees" and "Financial Information Systems Design and Implementation," for the fiscal year ended February 2, 2002 were $591,867. These fees, which include fees for consents and comfort letters, are primarily for assisting the Company with its financial due diligence procedures associated with the acquisition of Oshman's Sporting Goods, Inc.

        The Audit Committee has considered whether the provision for services other than audit services to the Company by Deloitte & Touche LLP is compatible with maintaining Deloitte & Touche LLP's independence.

Performance Graph of Gart

        The following graph shows a comparison of cumulative total returns for the Company, the Nasdaq Composite Index, the Standard & Poors Retail Index and a peer group of companies during the period commencing January 9, 1998 (the date that the Company first became subject to the reporting requirements of the Exchange Act) and ending on February 2, 2002. In reviewing this graph, stockholders should keep in mind the possible effect that the limited trading in Gart common stock may have had on the price of the Gart common stock.

        The comparison assumes $100.00 was invested on January 9, 1998 and assumes the reinvestment of all dividends, if any. The peer group consists of the following publicly traded sporting goods retailers: Sport Chalet, Inc., Hibbett Sporting Goods, Inc. and The Sports Authority, Inc.

Gart Sports Company
NASDAQ Composite Index
S&P Retail Index
Peer Group Index
$
270
250
230
210
190
170
150
130
110
90
70
50
30
1/9/98
1/31/98
1/30/99
1/29/00
2/3/01
2/2/02

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's equity securities to file reports of initial ownership and reports of changes in ownership with the Securities and Exchange Commission. Such directors, officers and 10% stockholders are required to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on a review of the copies of such reports furnished to the Company, the Company believes that all section 16(a) requirements applicable to Directors, executive officers and 10% stockholders were complied with.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

        The table below sets forth certain information regarding beneficial ownership of Common Stock as of May 2, 2002, assuming the exercise of options exercisable within 60 days of the date thereof, with respect to: (i) each person or entity who owns of record or beneficially five percent or more of the Common Stock, (ii) each executive officer and each Director and (iii) all executive officers and Directors as a group. To the Company's knowledge, each of such stockholders has sole voting and investment power as to the shares shown unless otherwise noted.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Green Equity Investors, L.P.(2) 11111 Santa Monica Boulevard Suite 2000 Los Angeles, CA 90025	4,713,200	42.7%
Capital Growth Management Limited Partnership(3) One International Place Boston, MA 02110	575,000	5.2%
John Douglas Morton(4)	137,200	1.2%
Thomas T. Hendrickson(5)	8,316	*
Greg Waters(6)	4,000	*
Arthur S. Hagan	—	—
James M. Van Alstyne	—	—
June J. Shirai	—	—
Nesa E. Hassanein(7)	3,000	*
Anthony Forde	—	—
Jonathan D. Sokoloff(2)	—	—
Jonathan A. Seiffer	700	*
Gordon D. Barker(8)	21,700	*
Peter R. Formanek(8)	47,593	*
Larry D. Strutton(9)	4,743	*
Alvin N. Lubetkin(10)	148,995	1.4%
Marilyn Oshman(11)	546,233	4.9%
All Directors and executive officers as a group (15 persons)(12)	922,480	8.2%

*
Less than 1%.

(1)
Applicable percentage of ownership is based on 11,028,721 shares of Gart common stock outstanding as of May 2, 2002. Shares of Gart common stock that a person has the right to acquire within 60 days of May 2, 2002 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all Directors and executive officers as a group.

(2)
Green Equity Investors, L.P. is a Delaware limited partnership, the general partner of which is Leonard Green & Associates, L.P. The general partners of Leonard Green & Associates, L.P. are (i) Tardy-Green, Inc., a Delaware corporation, the capital stock of which is wholly-owned by a trust of which Leonard I. Green is the co-trustee and (ii) Mr. Sokoloff. Mr. Green and Mr. Sokoloff may be deemed to be beneficial owners of the shares of common stock held by Green Equity Investors, L.P. since they, or entities controlled by them, are general partners of Leonard Green & Associates, L.P. and also because they, whether through ownership interest or position, may be deemed to control Leonard Green & Associates, L.P.

(3)
Based upon information contained in the stockholder's publicly available filing on Schedule 13G, filed on February 11, 2002.

(4)
Includes 137,200 shares of common stock issuable upon the exercise of outstanding options.

(5)
Includes 8,316 shares of common stock issuable upon the exercise of outstanding options.

(6)
Includes 4,000 shares of common stock issuable upon the exercise of outstanding options.

(7)
Includes 3,000 shares of common stock issuable upon the exercise of outstanding options.

(8)
Includes 11,667 shares of common stock issuable upon the exercise of outstanding options.

(9)
Includes 3,334 shares of common stock issuable upon the exercise of outstanding options.

(10)
Includes 20,000 shares of common stock issuable upon the exercise of outstanding options.

(11)
Includes 30,245 shares of common stock held by Andrew Lubetkin 1987 Grantor Trust with Marilyn Oshman as trustee, 31,995 shares of common stock held by Karen Desenberg 1987 Grantor Trust with Marilyn Oshman as trustee, 17,462 shares of common stock held by Karen Desenberg 2000 Grantor Trust with Marilyn Oshman as trustee, and 20,000 shares of common stock issuable upon the exercise of outstanding options. Ms. Oshman disclaims beneficial ownership of the shares held by the Andrew Lubetkin 1987 Grantor Trust, the Karen Desenberg 1987 Grantor Trust, and the Karen Desenberg 2000 Grantor Trust.

(12)
Includes 219,184 shares of common stock issuable upon the exercise of outstanding options.

Certain Relationships and Related Transactions

        We entered into noncancelable consulting agreements with Alvin N. Lubetkin and Marilyn Oshman, who are former Oshman's executives and who are also our directors, in connection with our acquisition of Oshman's on June 7, 2001. Pursuant to the consulting agreements, we agreed to pay a fee of $175,000 per year to Ms. Oshman for her services to be rendered over a period of 12 months, and we agreed to pay a fee of $400,000 per year to Mr. Lubetkin for his services to be rendered over a period of 30 months. We paid $361,000 to these consultants during fiscal 2001. The consultants agreed to be available, from time to time, to advise us on strategic issues, planning, merchandising and operational issues related to the Oshman's acquisition.

        We lease properties from partnerships or trusts, the partners and trust accounts of which are affiliated with certain of our current and former Directors and their family members. Seven of these leases are with partnerships, the partners of which are certain former officers or Directors of Sportmart, including Messrs. Larry and Andrew Hochberg, two of our former Directors, and their family members. We also lease from the Hochbergs three stores that we no longer occupy but that we sublet. One of these stores is currently vacant. In addition, eight leases are with partnerships or trusts, the partners and trust accounts of which are affiliated with Mr. Lubetkin, Ms. Oshman and their family members. One such lease is for a store sold by a third party to an entity controlled by Mr. Lubetkin. Seven related leases are for a distribution center and Oshman's former corporate offices in Houston, Texas, which we lease from Oshman family trusts, including trusts for the benefit of Ms. Oshman. For fiscal 2001, rent expense under these leases was in the aggregate approximately $2.6 million.

        Green Equity Investors, L.P., whose general partner is Leonard Green & Associates, L.P., owns approximately 42.7% of our outstanding common stock. We have a management services agreement with Leonard Green & Associates, L.P., whereby Leonard Green & Associates, L.P. receives an annual retainer fee plus reasonable expenses for providing certain management, consulting and financial planning services. The management services agreement also provides that Leonard Green & Associates, L.P. may receive reasonable and customary fees and reasonable expenses from time to time for providing financial advisory and investment banking services in connection with major financial transactions that we undertake. The management services agreement terminates on April 20, 2004. The minimum management fee currently is $1.0 million per year based on the current level of ownership of Leonard Green & Associates, L.P. We paid a management fee to Leonard Green & Associates, L.P. of $833,000 for fiscal 2001 and $500,000 for each of fiscal 2000 and fiscal 1999. In addition, we paid Leonard Green & Associates, L.P. a fee of $4.0 million in connection with our acquisition of Oshman's.

        We also provide lifetime medical benefits to Larry Hochberg in accordance with a pre-existing agreement between him and Sportmart.

Amendment to the 1994 Management
Equity Plan of Gart

General

        At Gart's Annual Meeting, Gart stockholders will be asked to approve an amendment to Gart's 1994 Management Equity Plan. The 1994 Management Equity Plan commenced on September 30, 1994, and subsequently was amended by Gart's Board of Directors on September 21, 1998, March 16, 1999, and February 9, 2001. The amendments were ratified by Gart's stockholders in June 1999 and June 2001.

        On May 6, 2002, Gart's Board of Directors approved an amendment to the 1994 Management Equity Plan to increase the maximum number of shares that are available for issuance under the plan from 2,500,000 to 3,000,000.

Voting

        Each proxy received will be voted in accordance with the instructions indicated on the proxy. If no instructions are indicated on the proxy, then the proxy will be voted "FOR" the amendment to Gart's 1994 Management Equity Plan.

Reasons for the Amendment to Gart's 1994 Management Equity Plan

        Gart's Board of Directors believes that it is necessary to increase the number of shares of Gart common stock available for issuance under the 1994 Management Equity Plan in order to ensure that Gart can continue to use the plan to attract and retain highly qualified officers and other employees by providing adequate incentives through the issuance of stock options or other equity based awards. As of the date of this proxy statement, there are 190,686 shares available for issuance under the 1994 Management Equity Plan. The proposed amendment increases the shares of Gart common stock available for issuance by 500,000 shares.

Summary of Gart's 1994 Management Equity Plan

        The 1994 Management Equity Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended. The principal features of the 1994 Management Equity Plan are summarized below. However, this summary is not intended to be a complete discussion of all the terms of the 1994 Management Equity Plan and is qualified in its entirety by the full text of the

1994 Management Equity Plan, a copy of which is attached to this proxy statement as Annex A, as proposed to be amended.

        The 1994 Management Equity Plan commenced on September 30, 1994, and expires on September 30, 2004, unless earlier terminated by Gart. The purpose of Gart's 1994 Management Equity Plan is to provide long term incentives to the key employees responsible for the continued growth and success of Gart.

Administration of the 1994 Management Equity Plan

        The 1994 Management Equity Plan is administered by Gart's Board of Directors, or, in the discretion of the Board of Directors, a committee appointed by Gart's Board of Directors that consists of two or more Directors of Gart (in either case, the "Committee"), except that Gart's board of directors will administer the 1994 Management Equity Plan with respect to awards granted to any non-employee member of the Board of Directors. Pursuant to the 1994 Management Equity Plan, the Committee has sole and final authority to construe and interpret the plan, to define the terms used in the plan, to prescribe, amend and rescind rules and regulations relating to the plan, to determine when and to whom to grant awards under the plan, to determine the number of shares to be covered by the awards, to determine the types of awards to be granted and the vesting and other terms of such awards, with respect to Stock Options, to determine the type of Stock Options to be granted, and to make all other determinations necessary or advisable for the administration of the 1994 Management Equity Plan.

        All key employees of Gart and its subsidiaries, and each of the non-employee and non-affiliate members of Gart's Board of Directors are eligible for selection to participate in the 1994 Management Equity Plan. Gart's Board of Directors will, in its sole discretion, determine those directors who are non-affiliates of Gart. Participants are eligible to receive one or more awards under the 1994 Management Equity Plan, as determined by the Committee.

        The Committee, may, at any time, suspend or terminate the 1994 Management Equity Plan and also may amend or revise the terms of the plan, except that the Committee may not, without approval of the majority of the shares of Gart common stock, increase the number of shares covered by the 1994 Management Equity Plan, change the employees or class of employees eligible to participate in the 1994 Management Equity Plan, or make any other change for which stockholder approval is required pursuant to Section 162(m) of the Internal Revenue Code.

Types of Stock Options and Other Equity-Based Awards

        Under the terms of the 1994 Management Equity Plan, the Committee may award key employees of Gart (including officers and Directors who are employees of Gart) and non-employee, non-affiliate members of Gart's Board of Directors:

  •
  options to purchase shares of Gart common stock ("Stock Options");

  •
  grants of shares of Gart common stock ("Grant Shares");

  •
  permitted purchases of shares of Gart common stock ("Purchased Shares"); or

  •
  a combination of the foregoing as determined by the Committee.

However, no participant will be entitled to be granted more than 250,000 Stock Options in any year.

        Two types of Stock Options may be granted under the 1994 Management Equity Plan:

  •
  Stock Options intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code ("ISOs"); and

  •
  "nonstatutory stock options" ("NSOs"), which are Stock Options not qualified for favorable federal income tax treatment.

        The Committee has the authority to determine whether Stock Options will be intended as ISOs or NSOs. ISOs only may be granted to Gart employees, and no more than an aggregate of 600,000 shares of Gart common stock may be issuable upon the exercise of outstanding ISOs at any time.

Shares Subject to the 1994 Management Equity Plan

        The shares allocated for issuance under the 1994 Management Equity Plan are currently 2,500,000 shares of Gart common stock. As of the date of this proxy statement, 190,686 shares remain available for issuance under the 1994 Management Equity Plan. Under the 1994 Management Equity Plan, as amended by the amendment being proposed, the total number of shares authorized for issuance under the plan would be increased from 2,500,000 to 3,000,000. Shares of Gart common stock issued pursuant to the 1994 Management Equity Plan that subsequently are reacquired by Gart will be available for reissuance under the 1994 Management Equity Plan. Shares of Gart common stock that are subject to Stock Options or other equity based awards that lapse or terminate without exercise also will be available to be subject to new Stock Options or other equity based awards under the 1994 Management Equity Plan. The 1994 Management Equity Plan provides that if the outstanding shares of Gart Common Stock are increased, decreased or changed into or exchanged for a different number or kind of shares or securities of Gart through a reorganization, recapitalization, reclassification, stock dividend, stock split or other similar transaction, an appropriate and proportionate adjustment will be made in the maximum number and kind of shares that may be awarded under the plan. Such adjustments will be made by the Committee, whose determination as to the adjustments will be final.

        As of May 2, 2002, Gart's chief executive officer and the four other named executives in Gart's "Summary Compensation Table" have received a total of 701,916 Stock Options, 389,708 awards of restricted shares and 47,000 Purchased Shares, as follows:

Options Restricted Shares Purchased Shares

	Options	Restricted Shares	Purchased Shares
John Douglas Morton	363,000	202,000	32,000
Thomas T. Hendrickson	135,916	94,208	—
Greg A. Waters	86,000	40,500	—
Arthur S. Hagan	69,000	32,500	15,000
Nesa E. Hassanein	48,000	20,500	—

Total	701,916	389,708	47,000

        Directors who are not executive officers of Gart and who are standing for re-election at Gart's Annual Meeting have received a total of 110,000 Stock Options and 19,018 awards of restricted shares. As of May 2, 2002, the executive officers as a group have received a total of 787,916 stock options, 430,708 awards of restricted shares and 47,000 purchased shares. The current employees who are not executive officers of Gart have received a total of 686,652 Stock Options, 132,286 awards of restricted shares and 18,300 Purchased Shares.

        Stock Option Price and Exercisability; Duration of Stock Options and Other Equity Based Awards

        The exercise price for the shares of Gart common stock covered by each Stock Option will be determined by the Committee. However, the purchase price for Stock Options intended as ISOs may not be less than 100% of the fair market value of the shares on the date of grant, or, if an ISO is granted to a Gart stockholder owning more than 10% of the total combined voting power of all classes of stock of Gart, the purchase price may not be less than 110% of the fair market value of the shares of Gart common stock, determined on the date of grant. The aggregate fair market value of shares of Gart common stock, determined on the date of grant, that are exercisable for the first time by a participant during any calendar year must not exceed $100,000. Any ISOs granted in excess of this limitation will be NSOs. Each Stock Option granted will be exercisable over a period of time as determined by the Committee.

        Stock Options and other equity based awards will expire on the date set by the Committee, except that in the case of ISOs, no Stock Option will have a term exceeding 10 years from the date such Stock Option is granted, or five years from the date such Stock Option is granted in the case of grants to Gart stockholders owning more than 10% of Gart's combined voting power.

  Termination of Employment; Death or Disability

        In order for Stock Options to be entitled to ISO treatment under the Internal Revenue Code, ISOs may not be exercised more than three months after a participant's termination of employment with Gart or one of its subsidiaries, unless the termination was a result of death or disability, in which case the exercise period is extended to one year. Stock Options only may be transferred by will or the laws of descent. In addition, a participant who is a party to a severance agreement will have one year in which to exercise the participant's Stock Options following termination or resignation for "good reason" after a change in control transaction occurs. See "Compensation of Executive Officers—Compensation and Severance Agreements and Plans" for a description of such severance agreements. During such period, any vested unexercised portion of the Stock Option may be exercised by the person to whom the optionee's rights under the Stock Option will pass by will or the laws of descent and distribution.

  Federal Income Tax Consequences

        The following discussion is intended to be a general summary of the federal income tax consequences of Stock Options and other equity based awards granted under the 1994 Management Equity Plan. Tax consequences may vary depending on each individual participant's circumstances. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable. Participants in the 1994 Management Equity Plan who are residents of, or are employed in, a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to, or in lieu of, United States federal income taxes. Participants should consult their own tax advisor prior to participating in the 1994 Management Equity Plan and prior to exercising any awards under the plan or disposing of any shares acquired upon exercise of awards under the plan.

        Non-Qualified Stock Options.    The grant of an NSO will result in no tax consequences to an optionee or to Gart. Generally, an optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of stock at the time of exercise over the NSO exercise price. The optionee's basis in the shares of stock will be equal to the exercise price paid by the optionee plus the amount of ordinary income recognized upon the exercise of the NSO. Upon any subsequent disposition of the stock, an optionee generally will recognize capital gain or loss equal to the difference between the sale proceeds and the optionee's basis in the stock. The applicable capital gain tax rate will depend on the length of the optionee's holding period. Gart will be allowed to take a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the optionee upon the exercise of an NSO.

        Incentive Stock Options.    The federal income tax consequences of ISOs generally are more favorable to the optionee than those associated with NSOs, provided that certain holding period requirements are met. The grant of an ISO will result in no tax consequences to the optionee or to

Gart. Similarly, at the time an ISO is exercised, an optionee generally will have no taxable income for regular tax purposes. The excess of the market value on the exercise date over the option price is an adjustment to regular taxable income in determining alternative minimum taxable income. This adjustment could cause the participant to be subject to the alternative minimum tax, thereby in effect depriving the participant of the tax benefits of ISO treatment. However, if an optionee disposes of the option shares in the same year as the exercise of the option, the maximum amount that will be included as alternative minimum taxable income will be the excess, if any, of the amount realized for the shares over the exercise price. An optionee's basis in the stock received upon exercise is the exercise price of the ISO. When the optionee sells or otherwise disposes of stock acquired upon exercise of an ISO, the federal income tax consequences will depend on how long the optionee has held the stock. Generally, if the optionee does not dispose of the stock prior to a date that is: (1) two years from the date the ISO is granted and (2) one year from the date the ISO is exercised, the optionee will recognize a capital gain (or loss) equal to the amount by which the sale proceeds exceed (or are less than) the optionee's basis in the stock. The applicable capital gain tax rate will depend on the length of the optionee's holding period measured from the date the ISO was exercised.

        If the optionee sells or otherwise disposes of the stock prior to the date that is: (1) two years from the date the ISO is granted or (2) one year from the date the ISO is exercised, the optionee generally will recognize ordinary income in the year of disposition equal to the lesser of (1) the excess of the fair market value of the stock on the date of the exercise of the ISO over the exercise price or (2) the excess of the proceeds of the sale of the stock over the exercise price. Any additional gain (or loss) will be a capital gain (or loss). The applicable capital gain tax rate will depend on the length of the optionee's holding period measured from the date the ISO was exercised.

        Other Equity Based Awards.    If Gart makes an award of Grant Shares to a participant, and the shares are not subject to forfeiture restrictions, the participant will recognize ordinary income in an amount equal to the fair market value of the Grant Shares at the time of the award, and Gart will be entitled to a deduction in the same amount. A participant normally will not recognize taxable income upon an award of Grant Shares that are subject to forfeiture restrictions ("Restricted Shares"), and Gart will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions, the participant will recognize ordinary income in an amount equal to the fair market value, at the time of such lapse, of the stock as to which the restrictions have lapsed, and Gart will be entitled to a deduction in the same amount. Any gain or loss subsequently recognized by the participant will be a capital gain or loss.

        If Gart makes an award of Purchased Shares to a participant, and the shares are not subject to forfeiture restrictions, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the Purchased Shares at the time of the award over the purchase price of the Purchased Shares, and Gart will be entitled to a deduction in the same amount. A participant normally will not recognize ordinary income upon an award of Purchased Shares that are subject to forfeiture restrictions, and Gart will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions, the participant will recognize ordinary income in an amount equal to the fair market value, at the time of such lapse, over the purchase price of the Purchased Shares. Any gain or loss subsequently recognized by the participant will be a capital gain or loss.

        Election Under Section 83(b) of the Internal Revenue Code.    A participant may elect, under Section 83(b) of the Internal Revenue Code, to recognize ordinary income in the year Grant Shares or Purchased Shares subject to forfeiture restrictions are awarded, in an amount equal to the fair market value of the shares at that time, determined without regard to the restrictions. Similarly, a participant may make a Section 83(b) election, no later than 30 days from the date of exercise, of a non-vested NSO to recognize ordinary income in an amount equal to the excess of the fair market value of the shares subject to the NSO on the date of exercise over the exercise price. If a participant makes an

83(b) election, Gart will be entitled to a deduction in the amount of the ordinary income recognized by the participant on the date of exercise. Any gain or loss subsequently recognized by the participant will be a capital gain or loss.

        If any Purchased Shares are forfeited (i.e., repurchased by Gart), the participant will be allowed to deduct—as an ordinary deduction if no Section 83(b) election was made or as a capital loss if such an election was made—an amount equal to the difference, if any, between the purchase price paid for the Purchased Shares and the amount received as a result of the forfeiture. If a participant makes the Section 83(b) election and the Purchased Shares or Grant Shares are later forfeited (i.e., repurchased by Gart), the participant will be denied a deduction for the amount of any income recognized as a result of the Section 83(b) election.

        $1,000,000 Limit on Deductible Compensation.    Section 162(m) of the Internal Revenue Code provides that any publicly traded corporation will be denied a deduction for compensation paid to certain executive officers to the extent that the compensation exceeds $1,000,000 per officer, per year. However, the deduction limit does not apply to "performance-based compensation," as defined in Section 162(m). Compensation is performance-based compensation if:

  •
  the compensation is payable on account of the attainment of one or more performance goals;

  •
  the performance goals are established by a compensation committee of Gart's Board of Directors consisting solely of two or more "outside directors;"

  •
  the material terms of the compensation and the performance goals are disclosed and approved by a majority vote of Gart's stockholders, in a separate vote, before the issuance of stock options; and

  •
  the compensation committee certifies that the performance goals have been satisfied.

        Gart believes that, if Gart's stockholders approve the amendment to the 1994 Management Equity Plan, the Stock Options granted under the 1994 Management Equity Plan will satisfy the requirements of Section 162(m). Accordingly, the Stock Options will be treated as performance-based compensation, and will not be subject to the deduction limit of Section 162(m) of the Internal Revenue Code. Purchased Shares and Grant Shares will generally not be performance-based compensation under Section 162(m).

        Excess Parachute Payments.    Under Section 4999 of the Internal Revenue Code, certain Gart officers, stockholders, and highly compensated individuals ("Disqualified Individuals") will be subject to an excise tax (in addition to federal income taxes) of 20% of the amount of certain "excess parachute payments" that they receive as a result of a change in control of Gart. Furthermore, Section 280G of the Internal Revenue Code prevents Gart from taking a deduction for any "excess parachute payments." The acceleration of the vesting of stock options for certain Gart executives who have entered into a change of control severance agreement with Gart may cause the holders of such stock options who are Disqualified Individuals to recognize certain amounts as "excess parachute payments" on which they must pay the 20% excise tax, and for which Gart will be denied a tax deduction.

        Gart's Board of Directors recommends that Gart stockholders vote "FOR" the amendment to Gart's 1994 Management Equity Plan.

RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT AUDITORS

        Deloitte & Touche LLP has served as the Company's independent public accountants since fiscal year 2000. Although action by the stockholders is not required by law, the Board of Directors has determined that it is desirable to request stockholder ratification of the appointment of the Company's independent auditors. If stockholders do not approve ratification of the appointment of such auditors, the Board of Directors will reconsider the appointment.

        Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

        The Company's Board of Directors recommends that Gart stockholders vote "FOR" the ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors for fiscal year 2002, ending February 1, 2003.

SUBMISSION OF PROPOSALS BY STOCKHOLDERS

        In order to be eligible for inclusion in the Company's proxy statement and proxy card for the next annual meeting of the Company's stockholders pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals must be received by the secretary of the Company at its principal executive offices no later than January 10, 2003. However, in order for such stockholder proposals to be eligible to be brought before the Gart stockholders at the next annual meeting of Gart stockholders, the Gart stockholder submitting the proposals also must comply with the procedures, including the deadlines, required by the Company's amended and restated bylaws. Stockholder nominations of Directors are not stockholder proposals within the meaning of Rule 14a-8 and are not eligible for inclusion in the Company's proxy statement.

PROXY SOLICITATION

        In addition to soliciting proxies by mail, Directors, executive officers and employees of the Company, without receiving additional compensation, may solicit proxies by telephone, by telecopy or in person. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of the Common Stock and the Company will reimburse such brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with forwarding such materials.

OTHER MATTERS

        The Company does not know of any business to be presented for consideration at the Annual Meeting other than that stated in the notice. It is intended, however, that the persons authorized under the Board's proxies may, in the absence of instructions to the contrary, vote or act in accordance with their judgment with respect to any other proposal properly presented for action at such meeting.

NOTICE TO BANKS, BROKER-DEALERS AND
VOTING TRUSTEES AND THEIR NOMINEES

        Please advise the Company whether other persons are the beneficial owners of the shares for which proxies are being solicited from you, and, if so, the number of copies of this Proxy Statement and other soliciting materials you wish to receive in order to supply copies to the beneficial owners of the Shares.

        IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. BY RETURNING YOUR PROXY PROMPTLY YOU CAN HELP THE COMPANY AVOID THE EXPENSE OF FOLLOW-UP MAILINGS TO ENSURE A QUORUM SO THAT THE ANNUAL MEETING CAN

BE HELD. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE A PRIOR PROXY IN PERSON AS SET FORTH IN THIS PROXY STATEMENT.

BY ORDER OF THE BOARD OF DIRECTORS

Nesa E. Hassanein Secretary

ANNEX A

GART SPORTS COMPANY
1994 MANAGEMENT EQUITY PLAN

        1.    Background; Purpose.    The purpose of this 1994 Management Equity Plan (the "Plan") is to secure for Gart Sports Company, a Delaware corporation (the "Company"), and its stockholders the benefits arising from stock ownership by selected key employees of Gart Bros. Sporting Goods Company, a Colorado corporation ("Gart Bros"), a wholly-owned subsidiary of the Company, as the Committee (as hereinafter defined) may from time to time determine. The purpose of this Plan shall also be to issue stock based awards to compensate the non-employee and non-affiliate directors of the Company for serving the Company in their capacity as directors of the Company.

        The Company intends that awards of Grant Shares, Purchased Shares and Stock Options, and the issuance of Common Stock upon exercise of Stock Options hereunder (all as hereinafter defined), shall constitute the offer and sale of securities pursuant to a compensatory benefit plan within the meaning of Rule 701 promulgated under the Securities Act of 1933, as amended.

        With respect to Stock Options, the Plan will provide a means whereby (i) key employees may purchase shares of Common Stock of the Company pursuant to Stock Options that will qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) such employees may purchase shares of Common Stock of the Company pursuant to "non-incentive" or "nonqualified" Stock Options.

        2.    Administration.    The Plan shall be administered by the Board of Directors of the Company, or, in the discretion of the Board, a Committee (in either case, the "Committee") consisting of two or more directors of the Company to whom administration of the Plan has been duly delegated; provided, that the Plan shall be administered by the Board of Directors with respect to any awards granted under the Plan to any non-employee member of the Board of Directors of the Company. If the Committee is not the entire Board of Directors, the Committee shall be appointed by the Board of Directors of the Company. Notwithstanding anything in the Plan to the contrary, all Stock Options and other awards shall be granted under the Plan in such a manner so as to qualify for the exemption provided under Rule 16b-3. Except as otherwise provided in the Company's Bylaws and action of the Committee with respect to administration of the Plan shall be taken by a majority vote at which a quorum is duly constituted or unanimous written consent of the Committee's members.

        Subject to the provisions of the Plan, the Committee shall have sole and final authority (i) to construe and interpret the Plan, (ii) to define the terms used herein, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iv) to make awards of Grant Shares, Purchased Shares and Stock Options hereunder, (v) to determine the individuals to whom and the time or times at which such awards shall be made, the number of shares of Common Stock to be subject to such awards, the vesting of such awards and the other terms of such awards, (vi) in the case of Stock Options, to determine whether such Stock Options shall be intended as "incentive stock options" or "non-incentive" or "nonqualified" Stock Options under Section 422 of the Code, and (vii) to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and their legal representatives and beneficiaries.

        3.    Shares Subject to the Plan.    The shares to be allocated under this Plan shall consist of the Company's authorized but unissued Common Stock, $.01 par value per share ("Common Stock"). Subject to adjustment as provided in Section 6 hereof, the aggregate number of shares of the Common Stock which may be allocated to awards made to participants shall not exceed Two Million Five Hundred Thousand (3,000,000) of such shares (no more than Six Hundred Thousand (600,000) of which shall be "incentive stock options" under Section 422 of the Code outstanding at any time). The number of shares of Common Stock on which Stock Options may be granted to any one person under the Plan during any fiscal year of the Company, beginning with the 1999 fiscal year, shall not exceed 250,000. Shares of Common Stock issued pursuant to the Plan and subsequently reacquired by the Company shall be available for reissuance under the Plan and shares of Common Stock that are subject to Stock Options or other awards that lapse or terminate without exercise shall be available to be subject to newly issued Stock Options or awards under the Plan.

        4.    Eligibility and Participation.    All key employees of the Company and each of its subsidiaries and each of the non-employee and non-affiliate members of the Board of Directors of the Company shall be eligible for selection to participate in the Plan (each a "Participant"). The Board of Directors shall, in its sole discretion, determine those directors who are non-affiliates of the Company.

        5.    Awards.    A Participant may receive one or more awards hereunder, at any time and from time to time, as determined by the Committee or, in the case of awards made to directors of the Company, as determined by the Board of Directors of the Company. Awards may be in the form of (i) grants of Common Stock ("Grant Shares"), (ii) permitted purchases of Common Stock ("Purchased Shares"), or (iii) options to purchase Common Stock ("Stock Options") or any combination of the foregoing. All awards (x) of Purchased Shares shall be pursuant to, and shall be subject to the terms and restrictions provided in, a Management Subscription and Stockholders Agreement substantially in the form attached to this Plan as Exhibit "A"; or in such other form as may be approved by the Committee, (y) of Stock Options to employees of the Company shall be pursuant to, shall be subject to the terms and restrictions provided in, either an Employee Stock Option Agreement substantially in the form attached to this Plan as Exhibit "B-1" or an Executive Management Stock Option Agreement substantially in the form attached to this Plan as Exhibit "B-2" and (z) of (1) Grant Shares or (2) to members of the Board of Directors of the Company shall be subject to the terms and restrictions provided in agreements relating to such awards as determined by the Committee. Subject to the terms of this Plan, the Committee shall determine the exact terms and restrictions included in each of the foregoing agreements, as applicable, with respect to each award to a Participant; provided that, in the case of awards to members of the Board of Directors of the Company, the Board of Directors shall determine such terms and restrictions.

        6.    Provisions Applicable to Incentive Stock Options.    No Stock Option intended as an "incentive stock option" within the meaning of Section 422 of the Code shall be granted to any person who owns shares of the Company's or any of its parent or subsidiary corporation's outstanding Common Stock or such other capital stock as may hereinafter be issued by the Company or any of its parent or subsidiary corporations possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of such corporations, unless the purchase price of such Stock Option is at least one hundred ten percent (110%) of the per share fair market value of the Common Stock on the date the Stock Option is granted and such Stock Option by its terms is not exercisable after the expiration of five (5) years from the date such Stock Option is granted. In addition, no Stock Option intended as an "incentive stock option" shall be issued to any Participant with a purchase price of less than one hundred percent (100%) of the per share fair market value of the Common Stock on the date the Stock Option is granted or with a term of longer than ten (10) years from the date such Stock Option is granted.

        If a holder of an "incentive stock option" ceases to be employed by Gart Bros., the Company or another subsidiary of the Company for any reason other than the option holder's death or permanent disability (within the meaning of Section 22(e)(3) of the code), the option holder's "incentive stock option" shall not be entitled to incentive treatment under the Code if exercised after more than three months after the date the option holder ceased to be an employee of one of such corporations (unless by its terms such Stock Option sooner expires). If a holder of an "incentive stock option" ceases to be employed by Gart Bros., the Company or another subsidiary of the Company on account of death or permanent disability (within the meaning of Section 22(e)(3) of the Code), such Stock Option shall not be entitled to incentive treatment under the Code if exercised after one year after the date of such death or permanent disability unless by its terms it sooner expires. During such period after death, any vested unexercised portion of the Stock Option may be exercised by the person or persons to whom the option holder's rights under the Stock Option shall pass by will or the laws of descent and distribution.

        To the extent that the aggregate fair market value of Common Stock or other capital stock with respect to which "incentive stock options" are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such Stock Options shall be treated as Stock Options which are not "incentive stock options."

        7.    Adjustments.    If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind or shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares which may be awarded under this Plan.

        Adjustments under this paragraph 7 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

        8.    Amendment and Termination of Plan.    The Committee may at any time suspend or terminate the Plan. The Committee may also at any time amend or revise the terms of the Plan.

        Notwithstanding the foregoing, no amendment, suspension or termination of the Plan that would materially adversely affect any rights or obligations of any Participant under any management Subscription and Stockholders Agreement, Management Stock Option and Stockholders Agreement, Employee Stock Option Agreement or Executive Management Stock Option Agreement shall be effective as to such Participant unless there shall have been specific action of the Committee and consent of the Participant.

        9.    No Employment Rights.    The selection of any person to receive an award under this Plan shall not give such person any right to be retained in the employment of Gart Bros., the Company or any of their affiliates and the right and the power of the Gart Bros. to discharge the Company or any of their affiliates and the right and the power of the Gart Bros. to discharge any such person shall not be affected by such award. No person shall have any right or claim whatever, directly, indirectly or by implication, to receive an award, nor any expectancy thereof, unless and until an award in fact shall have been made to such person by the committee as provided herein. The award to any person hereunder at any time shall not create any right or implication that any other or further award may or shall be made at another time. Each award hereunder shall be separate and distinct from every other award and shall not be construed as a part of any continuing services of awards or compensation.

        10.    Plan Not Exclusive.    The Plan is not exclusive. The Company may have other plans, programs and arrangements for compensation or the issuance of shares or options. The Plan does not require that participants hereunder be precluded from participation in such other plans, programs and arrangements.

        11.    Term.    The term of this Plan shall commence as of September 30, 1994 and shall expire September 30, 2004, unless earlier terminated by the Committee.

GART SPORTS
ANNUAL MEETING OF STOCKHOLDERS
Friday, June 7, 2002
1050 West Hampden Ave.
Englewood, CO 80110

Gart Sports Company 1050 West Hampden Ave. Englewood, CO 80110	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 7, 2002.

The undersigned hereby appoints JOHN DOUGLAS MORTON and THOMAS T. HENDRICKSON, and each of them, as proxies for the undersigned, each with full power of appointment and substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of the common stock, $0.01 par value ("Common Stock"), of Gart Sports Company ("Gart") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Gart to be held on June 7, 2002 (the "Meeting"), or at any postponements, continuations or adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted: (1) FOR the election of Gordon D. Barker, Peter R. Formanek, Alvin N. Lubetkin, John Douglas Morton, Marilyn Oshman, Jonathan A. Seiffer, Jonathan D. Sokoloff and Larry D. Strutton to the Board of Directors of Gart (2) FOR the approval of the amendment to Gart's 1994 Management Equity Plan, and (3) FOR the ratification of Deloitte & Touche LLP as independent auditors of Gart for the fiscal year ending February 1, 2003.

See reverse for voting instructions.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of directors:	01 Gordon D. Barker 02 Peter R. Formanek 03 Alvin N. Lubetkin 04 John Douglas Morton	05 Marilyn Oshman 06 Jonathan A. Seiffer 07 Jonathan D. Sokoloff 08 Larry D. Strutton	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Approval of the amendment to Gart's 1994 Management Equity Plan:	☐	For	☐	Against	☐	Abstain
3.	Ratification of the selection of Deloitte & Touche LLP as independent auditors of Gart for the fiscal year ending February 1, 2003:	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT.

Address Change? Mark Box ☐	Date
Indicate changes below:

Signature(s) in Box

Please sign exactly as your name or names appears hereon. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership or a limited liability company or any other entity, please sign in such entity's name by an authorized person. When signing as trustee, please give full title as such.

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NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
INTRODUCTION
ELECTION OF DIRECTORS
INFORMATION ABOUT THE BOARD OF DIRECTORS MEETINGS AND COMMITTEES
EXECUTIVE OFFICERS
COMPENSATION OF EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
REPORT OF THE COMPENSATION COMMITTEE
Report of the Audit Committee of the Company's Board of Directors
Gart's Relationship with Independent Public Accountants
Performance Graph of Gart
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Certain Relationships and Related Transactions
Amendment to the 1994 Management Equity Plan of Gart
RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT AUDITORS
SUBMISSION OF PROPOSALS BY STOCKHOLDERS
PROXY SOLICITATION
OTHER MATTERS
NOTICE TO BANKS, BROKER-DEALERS AND VOTING TRUSTEES AND THEIR NOMINEES
GART SPORTS COMPANY 1994 MANAGEMENT EQUITY PLAN